Exhibit 10.26

EXECUTION

FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT BETWEEN SMITHKLINE

BEECHAM CORPORATION D/B/A GLAXOSMITHKLINE AND EXELIXIS, INC. EFFECTIVE

OCTOBER 28, 2002.

This FIRST AMENDMENT (the “First Amendment”) is entered into as of January 10, 2005 (the “First Amendment Effective Date”), by and between SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation, doing business as GlaxoSmithKline (“GSK”), and EXELIXIS, INC., a Delaware corporation (“EXEL”). EXEL and GSK are each referred to herein individually as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Stock Purchase Agreement effective as of October 28, 2002 (the “Stock Purchase Agreement”) in furtherance of the Parties’ collaboration to discover, develop and commercialize novel therapeutics; and

WHEREAS, the Parties now desire to amend certain provisions of the Stock Purchase Agreement as set forth below in this First Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contain, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1. AMENDMENT OF THE STOCK PURCHASE AGREEMENT

The Parties hereby agree to amend the terms of the Stock Purchase Agreement as provided below, effective as of the First Amendment Effective Date. To the extent that the Stock Purchase Agreement is explicitly amended by this First Amendment, the terms of this First Amendment will control where the terms of the Stock Purchase Agreement are contrary to or conflict with the following provisions. Where the Stock Purchase Agreement is not explicitly amended, the terms of the Stock Purchase Agreement will remain in full force and effect. Capitalized terms used in this First Amendment that are not otherwise defined herein shall have the same meanings as such terms are defined in the Stock Purchase Agreement.

1.1 Amendment of Section 2.3.2. Section 2.3.2 is hereby deleted in its entirety and replaced with the following:

“2.3.2 The Limited Program Option. Notwithstanding Section 2.3.1 above, Exelixis has the Option to require GSK to purchase from Exelixis up to One Million (1,000,000) shares of Common Stock (the “Limited Program Option Shares”), (the Expanded Program Option Shares or the Limited Program Option Shares are each sometimes referred to as the “Option Shares”), instead of the Expanded Program Option Shares, at a purchase price per share equal to one hundred and twenty-five percent (125%) of the average closing sale prices of Common Stock on the National Securities Market on which the Common Stock trades or is listed as reported in the Wall Street Journal for the first twenty (20) consecutive Trading Days following the date which is two (2) Trading Days after Exelixis’ filing of its most recent Form 10-Q or Form 10-K; provided, however, that in the event that the per share price of the Limited Program Option Shares would result in an aggregate payment by GSK of greater than Twenty Million Dollars ($20,000,000), then the number of Limited Program Option Shares shall be reduced to the nearest such number of whole shares and payment shall approach as closely as possible, but not exceed, Twenty Million Dollars ($20,000,000). By executing this First Amendment, Exelixis is hereby exercising its option to require GSK to purchase One Million (1,000,000) of the Limited Program Option Shares. The date of Exercise Notice for such Option shall be the First Amendment Effective Date, and the purchase of the Limited Program Option Shares shall close as soon as possible thereafter, but in any event no later than eight (8) days after the First Amendment Effective Date.”

1.2 Amendment of Section 3.3.1. Section 3.3.1 is hereby deleted in its entirety and replaced with the following:

“3.3.1 Notice. By executing this First Amendment, Exelixis is hereby exercising its Option on the First Amendment Effective Date to require GSK to purchase One Million (1,000,000) of the Limited Program Option Shares. The exercise date for the Option shall be known as the “Option Exercise Date”. The exercise notice for the Option shall be known as the “Exercise Notice”.

1.3 Amendment of Section 3.3.2. Section 3.3.2 is hereby deleted in its entirety and replaced with the following:

“3.3.2 Payment. GSK shall pay the purchase price of the Limited Program Option Shares, as determined pursuant to Section 2.3.2 hereof, on or prior to the date that is eight (8) days after the First Amendment Effective Date (the “Option Closing Date”). The purchase price for the Limited Program Option Shares shall be paid by wire transfer in immediately available funds to the account of Exelixis, in accordance with the wire instructions provided to GSK by Exelixis.”

2. MISCELLANEOUS

2.1 Full Force and Effect. This First Amendment amends the terms of the Stock Purchase Agreement and is deemed incorporated into, and governed by all other terms of, the Stock Purchase Agreement. The provisions of the Stock Purchase Agreement, as amended by this First Amendment, remain in full force and effect.

2.2 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this First Amendment.

2.3 Counterparts. This First Amendment may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation, which may result from the electronic transmission, storage and printing of copies of this First Amendment from separate computers or printers. Facsimile signatures shall be treated as original signatures.

Signature page follows

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their duly authorized representatives as of the First Amendment Effective Date.

EXELIXIS, INC.		SMITHKLINE BEECHAM CORPORATION

By:	/s/ George Scangos	By:	/s/ Donald F. Parman
Print Name:	George Scangos	Print Name:	Donald F. Parman
Title:	President & CEO	Title:	Vice President & Secretary
Date:	January 10, 2005	Date:	January 10, 2005

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